SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2008

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Banner Corporation Long Term Incentive Plan

On April 22, 2008,  the Board of Directors of Banner Corporation (“Banner”), the parent of Banner Bank, in accordance with the recommendations made to the Board of Directors by the Compensation Committee of the Board of Directors (the “Committee”), adopted amendments to the Banner Corporation Long-Term Incentive Plan (“Plan”) that became effective on May 5, 2008.

In particular, the Plan was amended to:

     1.      Eliminate the 25% cap on the amount of any annual increase in the value of an award prior to vesting in full, as this provision did not  provide the intended accounting benefit under Statement of Financial  Accounting Standards No. 123(R), relating to equity-based compensation.  Prior to the amendment, annual increases in excess of 25% were carried forward to the next year.

     2.     Eliminate the requirement that a participant own Banner stock equal in value to at least 50% of the participant’s base salary in order to vest in the participant’s award.

     3.     Clarify that if a participant is involuntarily terminated, other than for cause, only the participant’s unvested Plan benefits are forfeited and the participant keeps the  participant’s vested benefits.  The Plan continues to provide that if a participant is terminated for cause, all of the participant’s Plan benefits (whether vested or unvested) are forfeited.

     4.     Clarify that the provisions pertaining to confidentiality and non-solicitation following a participant’s separation from service do not themselves prohibit a participant  from engaging in specific activities.  Rather, the violation of these provisions will result in the forfeiture of the participant’s vested and unvested Plan benefits.

     5.     Clarify that the Plan allows directors to participate.

     6.     Allow for the repricing of existing and future awards under the Plan, if and when deemed appropriate by the Committee.

     7.            Comply with final regulations under Internal Revenue Code Section 409A.

The foregoing summary of the amendments to the Plan is qualified in its entirety by reference to the actual provisions of the amended and restated Plan, attached to this report as Exhibit 10.1, and the form of repricing agreement, attached hereto as Exhibit 10.2 .

Effective May 5, 2008, the Board of Directors made awards under the Plan to Lloyd W. Baker (Executive Vice President and Chief Financial Officer), Cynthia D. Purcell (Executive Vice President, Bank Operations) and Paul E. Folz (Executive Vice President, Community

Banking) of 4,000, 4000 and 3,000 shares of Phantom Stock, respectively.  In addition, an award of 2,500 shares of Phantom Stock was made to each non-employee member of Banner’s Board of Directors.

Supplemental Executive Retirement Program

Banner’s Board of Directors has entered into a Supplemental Executive Retirement Program Agreement with Paul E. Folz in connection with his participation in the Supplemental Executive Retirement Program.  A copy of the Supplemental Executive Retirement Program Agreement with Mr. Folz is attached hereto as Exhibit 10.3.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1	Banner Corporation Long-Term Incentive Plan, as amended and restated

10.2	Form of Banner Corporation Repricing Agreement

10.3	Supplemental Executive Retirement Agreement with Paul E. Folz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: May 5, 2008	By:/s/ D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

Exhibit 10.1

Banner Corporation Long-Term Incentive Plan, as amended and restated

BANNER CORPORATION
LONG-TERM INCENTIVE PLAN

Effective April 1, 2006
As Amended and Restated Effective May 5, 2008

 1.           Purpose of Plan.  The Banner Corporation Long-Term Incentive Plan (the “Plan”) is intended to provide incentives to key employees of Banner Corporation and its affiliates, including Banner Bank, to perform their duties in a manner that enhances the value of the Banner Corporation Stock.  This in turn will provide Participants with the opportunity to earn significant benefits commensurate with such performance and value creation, subject to the terms and conditions of the Plan.

2.           Definitions.  The following definitions are applicable to the Plan:

Affiliate shall mean an entity required to be treated as a single employer with the Corporation pursuant to Section 414(b) or 414(c) of the Code.

Agreement shall mean the written agreement entered into between the Corporation and a Participant, with respect to the grant of an Award or an entitlement to receive an Award.

Annual Dividend Amount means the amount determined under Paragraph 9 hereof.

Award shall mean the grant of Phantom Stock to a Participant.

Bank shall mean Banner Bank, and any successor to all or substantially all of the Bank’s assets or business.

Beneficiary shall mean one or more persons, estates or other entities, designated in accordance with Paragraph 20 that are entitled to receive benefits under this Plan upon the death of a Participant.

Board shall mean the board of directors of the Corporation or its affiliates.

Change in Control shall mean the occurrence of a "change in the ownership of the Corporation", a "change in the effective control of the Corporation”, or a "change in the ownership of a substantial portion of the Corporation’s assets", as such phrases are defined in Section 409A.

Code shall mean the Internal Revenue Code of 1986, as amended.

Committee shall mean the Compensation Committee of the Corporation.

Confidentiality and Non-Solicitation Agreement shall mean a confidentiality and non-solicitation agreement that includes, in substance, the restrictions set forth in Paragraph 13 hereof, in a form that is satisfactory to the Bank.

Continuous Service shall mean the absence of any interruption or termination of service as a Participant.  Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence. Unless a Participant’s Agreement provides otherwise, only Continuous Service after the Grant Date of the related Award shall be taken into account.  The determination of the length of a Participant’s Continuous Service shall be determined by the Committee in its sole discretion, which determination shall be binding on all persons.

Corporation shall mean Banner Corporation, and any successor to all or substantially all of the Corporation’s assets or business.

Disability means that the Participant is unable to engage in any substantial activity by reason of any physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The determination of whether a Participant has a Disability shall be determined by the Committee in its sole discretion.

Executive shall mean an officer of the Corporation or its affiliates who is designated as an assistant vice president or above.

Grant Date shall mean the date on which an Award is granted to the Participant.

Long-Term Incentive Benefit shall mean, as of any date, the sum of (1) the excess of the hypothetical value of a Participant’s Phantom Stock Account as of the most recent Valuation Date over the hypothetical value of his Phantom Stock Account as of the Grant Date (or, in the event the Award is repriced, as of the Repricing Date), and (2) the cumulative amount of Annual Dividend Amounts credited on behalf of that Participant.  The Long-Term Incentive Benefit may be determined separately with respect to each separate Award that is granted under the Plan.

Monthly Benefit shall be the Long-Term Incentive Benefit divided by one hundred and twenty (120).  During the period while Monthly Benefits are paid, there shall be no adjustment in the Long-Term Incentive Benefit to reflect changes in the value of the Stock.  Instead, as of each January 1, the amount of the unpaid Long-Term Incentive Benefit shall be credited at a rate equal to the Bank’s average earning assets rate during the preceding year.  A Participant’s Monthly Benefit shall be determined by the Committee in its sole discretion.

Non-Competition Agreement shall mean a non-competition agreement in a form that is satisfactory to the Bank.

Participant shall mean an Executive or a director of the Corporation or  its affiliates who is selected by the Committee to participate in the Plan and who enters into an Agreement.

Phantom Stock shall mean the hypothetical shares of Stock awarded under the Plan that form the basis of determining the Participant’s Phantom Stock Account.   The underlying value of each share of Phantom Stock shall be determined by reference to one share of Stock, except as provided in Paragraph 7.

Phantom Stock Account shall mean the account established and maintained for the Participant pursuant to Paragraph 7 hereof.

Plan shall mean this Banner Corporation Long-Term Incentive Plan, as in effect from time to time.

Repricing Date shall mean the date, if any, on which the Committee determines to reset the hypothetical Grant Date value of a Participant’s Phantom Stock Award for purposes of determining the Participant’s Long-Term Incentive Benefit.

Section 409A means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.

Separation from Service means the termination of the Executive’s employment with the Corporation or an Affiliate for reasons other than death or Disability.  Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether it is intended that the Executive provide significant services for the Corporation or an Affiliate following such termination.  A Separation from Service shall be deemed to occur only if qualifies as such under Section 409A (taking into account the rules and presumptions provided for in the Section 409A regulations).

Specified Employee means a key employee (as defined in Section 416(i) of the Code without regard to Paragraph 5 thereof) of the Corporation if any stock of the Corporation is publicly traded on an established securities market or otherwise.  A person shall be a Specified Employee at any time during a calendar year if he is a key employee (as herein defined) at any time during the preceding calendar year.

Stock means the common stock of the Corporation.

Termination for Cause shall mean a Participant’s Separation from Service on account of “cause”, as that term (or a similar term) is defined in the Participant’s employment contract with the Corporation or the Bank, as the case may be. If no such employment contract is in effect, “cause”, prior to a Change in Control, shall mean gross negligence in the performance of duties or gross neglect of duties; termination of the Participant’s employment by the Corporation or the Bank for poor performance, as determined by the Corporation or the Bank, respectively, in their sole discretion; commission of a misdemeanor involving moral turpitude or a felony; or fraud, disloyalty or willful violation of any law or significant policy of the Corporation or the Bank committed in connection with the Participant’s employment and resulting in an adverse effect on the Corporation or the Bank. After a Change in Control, “cause” shall mean gross negligence in the performance of duties or gross neglect of duties; commission of a misdemeanor involving moral turpitude or a felony; or fraud, disloyalty or willful violation of any law or significant policy of the Corporation or Bank committed in connection with the Participant’s employment and resulting in an adverse effect on the Corporation or Bank.

Valuation Date shall mean each December 31, the last day of the calendar month immediately preceding a Change in Control, or the date the Participant satisfies his Vesting Requirements.   More frequent Valuation Dates may be used if determined to be necessary or appropriate by the Committee.

Vesting Requirements shall mean, with respect to any Participant, the date the Continuous Service requirement as stated in Agreement, or as provided herein, is satisfied.  If the Participant’s Agreement does not specify a Continuous Service requirement, then the Participant must complete 60 months of Continuous Service in order to vest in his Plan benefit, unless the Committee determines to waive the Continuous Service requirement (or as otherwise provided in the Plan).

 3.             Administration.  The Plan shall be administered by the Committee. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to

(a) select Participants; (b) determine the individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of the Agreements; (e) determine the hypothetical value of the shares of Phantom Stock, Phantom Stock Accounts and of Long-Term Incentive Benefits, including, without limitation, the authority to reprice the hypothetical Grant Date value of a Participant’s Phantom Stock Award; (f) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan, and (g) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee. Members of the Committee may participate under the Plan.  Any individual serving on the Committee who is a Participant in the Plan shall not vote or act on any matter relating solely to himself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by the Corporation or the Bank, a Participant, the Board, or a professional advisor to the Bank or the Board.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.  In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with legal counsel who may be legal counsel to the Corporation or the Bank.

 4.             Participation.  From time to time the Committee may select Executives to become Participants in the Plan.  As a condition of participation, the Executive shall enter into a Confidentiality and Non-Solicitation Agreement. The Executive’s participation in the Plan shall be evidenced by his signed Agreement.

 5.             Phantom Stock Awards.  The number of shares of Phantom Stock to be awarded to a Participant shall be determined by the Committee as of the applicable Grant Date, and shall be set forth in the Participant’s Agreement.  More than one Award may be made to a Participant and any Award may have different terms from any other Award.  Phantom Stock, when granted, shall evidence the right of a Participant to receive the Long-Term Incentive Benefit, subject to the terms and conditions of the Plan and the Participant’s Agreement.

6.             Elections.  No later than 30 days after the Grant Date of an Award, (or other period permitted by the Committee in accordance with Section 409A), the Participant may select (a) the manner in which his Long-Term Incentive Benefit attributable to the Award will be paid, subject to the terms and conditions of the Plan, and (b) whether his vested Long-Term Incentive Benefit should be paid (or commence to be paid) at a specific time, upon Separation From Service (subject to delay in the event the Participant is a Specified Employee as required by Section 409A), or upon the Participant’s completion of 60 months of Continuous Service.  The available distribution options are a lump sum distribution or monthly installments over 120 months; provided, however, if the Participant elects to receive his vested Long-Term Incentive Benefit at a specific time or after the completion of 60 months of Continuous Service, it shall be paid in a lump sum.  If no election is made, the distribution shall be made in a lump sum and the Long-Term Incentive Benefit shall be paid upon Separation from Service (subject to delay in the event the Participant is a Specified Employee).  Any election (including a default election as required by Section 409A) may be subsequently changed by a Participant by delivering a new written election to the Committee. However, except as may otherwise be provided in Section 409A, (x) any such election change shall not take effect until at least twelve months after the date the election is made, and (y)

payment of the amount with respect to which the form of distribution is being changed shall commence no earlier than the fifth anniversary of the date the Participant would otherwise have received the distribution.  If the aggregate value of a Participant’s Long-Term Incentive Benefit for all awards is less than $25,000 at the time the distribution is to be made, then the distribution will be made in a lump sum, notwithstanding any election by the Participant to the contrary.  In the event that an Award is repriced, so that the Participant’s Long-Term Incentive Benefit is determined by reference the hypothetical value of the Phantom Stock attributable to the Participant as of the repricing date rather than the initial Grant Date, the Participant shall be deemed to have elected to receive the additional value attributable to the repricing at the same time and the same manner as his most recent election with respect to the initial Award.

7.             Phantom Stock Accounts.   Shares of Phantom Stock granted to a Participant shall be credited to a Phantom Stock Account established and maintained for the Participant.  The Phantom Stock Account shall be the record of Phantom Stock granted to a Participant for accounting purposes only, and shall not constitute a segregation of assets of the Corporation or the Bank.  The Phantom Stock Account of a Participant shall be valued by the Committee, as provided for herein, as of the Grant Date and on each Valuation Date thereafter to reflect changes in the hypothetical value of the Phantom Stock Account, additional Awards, and subsequent distributions to the Participant.

8.             Adjustments in Phantom Stock Accounts.

(a)
As soon as practicable after each Valuation Date,  the Committee shall adjust the value of each Participant’s Phantom Stock Account to reflect changes in the value of the underlying Stock as of the Valuation Date.

(b)
For the year in which a Participant satisfies his Vesting Requirements, the Committee shall adjust the value of the Participant’s Phantom Stock Account to reflect changes in the value of the underlying Stock as of the Valuation Date.  For purposes of the preceding sentence, the value of the underlying Stock as of the Valuation Date shall be deemed to be the highest closing price during the ten days preceeding the date the Participant satisfies the Vesting Requirements.  If the Stock is not publicly traded on any established exchange, the value of the Stock shall be determined by any fair and reasonable means prescribed by the Committee. After the Vesting Requirements are satisfied, the value of the Participant’s Phantom Stock Account shall be adjusted by a crediting rate equal to the Bank’s average earning assets rate during the preceding year (determined as of December 31 of such preceding year).  In the year in which the Vesting Requirements are satisfied, the earnings adjustment shall be prorated for each full month during such year after the date the Vesting Requirements are satisfied.

9.             Dividends.  As of each December 31, the Committee shall determine an annual dividend amount with respect to each share of Phantom Stock then outstanding, reflecting the dividends paid on the underlying Stock by the Corporation for the year.  This amount, which shall comprise the Annual Dividend Amount, shall be added to the Long-Term Incentive Benefit for the Participant for whom the Phantom Stock has been credited.

 10.          Vested Interest in Long-Term Incentive Benefit; Forfeitures.  Except as otherwise set forth in a Participant’s Agreement, and subject to the terms of this Plan, a Participant shall vest in full in his Long-Term Incentive Benefit upon the date his Vesting Requirements are satisfied  A Participant who (i) has attained age 65; (ii) voluntarily terminates his employment with the Corporation and all Affiliates;

(iii) is not vested at the time of such termination of employment; and (iv) enters into a Non-Competition Agreement for a period equal to the greater of two years from the Participant’s Separation From Service or the period of time necessary for the Participant to fully vest in his Long-Term Incentive Benefit, shall have Continuous Service credited on his behalf for vesting purposes for a period equal to the term of the Non-Competition Agreement. The Non-Competition Agreement shall continue the provisions of the Confidentiality and Non-Solicitation Agreement during its term.  The amount of Continuous Service to be credited under the preceding sentence shall equal the length of the agreement, and shall be credited only if the Participant complies with the terms of the agreement for the entire length of the agreement. A Participant’s Long-Term Incentive Benefit that does not vest in accordance with this Paragraph 10, or which is forfeited in accordance with Paragraphs 11, 12 and 13 shall be deemed terminated and no longer outstanding.

 11.             Forfeiture Upon Termination for Cause or Involuntary Termination.  If a Participant experiences a Termination for Cause, he shall forfeit his entire interest in his Long-Term Incentive Benefit.  If the Participant or his Beneficiary has received any or all of his Long-Term Incentive Benefit and it is subsequently determined that the Participant was Terminated for Cause, then the Long-Term Incentive Benefit previously paid shall be returned by the Participant or his Beneficiary to the Corporation at the Corporation’s request, and no further Long-Term Incentive Benefits shall be payable to the Participant or his Beneficiary. If a Participant’s employment with the Employer is involuntarily terminated by the Employer for reasons other than Termination for Cause, he shall forfeit his entire unvested interest in his Long-Term Incentive Benefit.

12.             Regulatory Restrictions. The obligations to a Participant under the Plan are subject to the following restrictions:

(a)
Temporary Suspension or Prohibition.  If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Corporation or the Bank’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. § 1818(e)(3) and (g)(1),  the obligations to such Participant under the Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Corporation may in its discretion reinstate in whole or in part any of its obligations which were suspended.

(b)
Permanent Suspension or Prohibition.   If the Participant is removed and/or permanently prohibited from participating in the conduct of the Corporation or the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), all obligations hereunder to such Participant shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

(c)
Default.  If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations to Participants and their Beneficiaries hereunder shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

(d)
Termination by Regulators.  All obligations to Participants and their Beneficiaries hereunder shall be terminated, except to the extent determined that continuation of the Plan is necessary for the continued operation of the Corporation or the Bank:  (i) at the time the Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Corporation or the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the FDIC at the time it approves a supervisory merger to resolve problems related to operation of the Corporation or the Bank.  Any rights of the parties that have already vested, however, shall not be affected by any such action.

(e)
Other Regulatory Restrictions on Payment.  Notwithstanding anything herein to the contrary, (1) any payments made hereunder shall be subject to and conditioned upon compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder and (2) payments contemplated to be made hereunder shall not be immediately payable to the extent such payments are barred or prohibited by an action or order issued by the Director of Banks of the Washington Department of Financial Institutions, or the FDIC.

(f)
Recommencement of Benefit.  Any benefit payment delayed in accordance with this Paragraph 12 shall be paid at the earliest date at which the Committee reasonably anticipates that such payment would be permissible, consistent with the requirements of Section 409A.

13.             Confidentiality and Non-Solicitation, Etc.  The Executive shall forfeit his Long-Term Incentive Benefit, or if distribution of his Long-Term Incentive Benefit has commenced, any non-distributed benefits under this Agreement, if within twenty-four (24) months following a Separation from Service, the Executive, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity: (a) participates in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Corporation or the Bank as of the date of the Executive’s Separation from Service; (b) assists, advises, or serves in any capacity, representative or otherwise, any third party in any action against the Bank or transaction involving the Bank; (c) sells, offers to sell, provides banking or other financial services, assists any other person in selling or providing banking or other financial services, or solicits or otherwise competes for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Bank or any Affiliate (the preceding hereinafter referred to as “Services”), to or from any person or entity from whom the Executive or the Bank or any Affiliate, to the knowledge of the Executive provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the Executive’s Separation from Service; or (d) divulges, discloses, or communicates to others in any manner whatsoever, any confidential information of the Bank or any Affiliate, to the knowledge of the Executive, including, but not limited to, the names and addresses of customers or prospective customers, of the Bank or any Affiliate, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank, earnings or other information concerning the Bank. The restrictions contained in Subparagraph (d) apply to all information regarding the Bank and its Affiliates, regardless of the source who provided or compiled such information.  Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.  This Section 13 does not of itself preclude the Participant from engaging in the above activities, but rather only results in the forfeiture of his Plan benefit hereunder as provided above.  This Section 13 shall not apply following a Change in Control.

14.             Distribution of Long-Term Incentive Benefit.

(a)
Subject to Paragraph 15, a Participant shall receive, or commence to receive in accordance with a properly made election, his vested Long-Term Incentive Benefit as of the first day of the second month following the earlier of his Separation from Service, or the date specified by the Participant in his Agreement or election form.  Notwithstanding the preceding sentence or any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee upon his Separation from Service, distributions that are made upon Separation from Service may not commence earlier than six months after the date of such Separation from Service.  If the Participant has elected to receive Monthly Benefits, the payments that would have been paid but for the preceding sentence shall be paid (along with the then-current payment) on the first day of the seventh month following the Executive’s Separation from Service.

(b)
If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Participant’s Beneficiary shall receive the remaining benefits at the same time and in the same amounts they would have been distributed to the Executive had the Executive survived. If the Executive dies prior to the commencement of benefits under the Plan, the Beneficiary shall receive the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Committee of the Executive’s death certificate.

(c)	All distributions from the Plan shall be in cash.

15.    Effect of Change in Control.  In the event of a Change in Control, (i) the Committee shall redetermine the value of the Long-Term Incentive Benefit for each Participant who is actively employed on the date of the Change in Control, irrespective of whether the Participant’s Vesting Requirements have been satisfied, to reflect the value of the Stock on that date, (ii)  each Participant actively employed by the Corporation or an Affiliate on the date of the Change in Control shall have a full vested interest in his Long-Term Incentive Benefit, and (iii) no later than 60 days following the date of such Change in Control, each such Participant shall receive a cash lump sum equal to the value of his entire Long-Term Incentive Benefit, or in the case of a Participant receiving his Phantom Stock in Monthly Benefits, the remaining value of his Long-Term Incentive Benefit (notwithstanding any election by the Participant to the contrary).  Distributions on account of a Change in Control shall be made in accordance with Paragraph 19.

16.             Assignments and Transfers.  Except as necessary to satisfy the requirements of a domestic relations order (within the meaning of Section 414(p)(1)(B) of the Code), no right or interest of any Participant in the Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy except, in the event of the death of a Participant, to his Beneficiary.

17.             Executive Rights Under the Plan.  No Executive shall have a right to be selected as a Participant, and no Executive or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or the Bank.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation, the Bank or any Affiliate.

18.             Withholding Tax.   The Corporation and the Bank shall have the right to deduct from all amounts paid under the Plan any taxes required by law to be withheld with respect to such payments.

19.             Amendment or Termination.  The Corporation shall have the right to modify, amend or terminate the Plan by action of the Board.  However, no modification, amendment or termination shall adversely affect the then vested interest of any Participant in Phantom Stock units previously granted and the corresponding Long-Term Incentive Benefit relating thereto, unless the Participant agrees in writing.  Nor shall any amendment cause the Plan to violate the requirements of Section 409A. The Corporation may unilaterally amend this Agreement to conform with written directives from its auditors or banking regulators or to comply with legislative or tax law, including without limitation Section 409A. Notwithstanding anything to the contrary in Paragraph 15, the Corporation may make Plan termination distributions in the following circumstances, in accordance with Section 409A:

(a)    Within thirty days before, or twelve months after a Change in Control, provided that all distributions are made no later than twelve months following such termination of the Plan and further provided that all the arrangements of the Corporation or the Bank which are substantially similar to the Plan are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the termination of the arrangements;

(b)   Upon the Corporation or the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Executive's gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practical; or

(c) Upon the Corporation or the Bank’s termination of this and all other account balance plans (as referenced in Section 409A), provided that all distributions are made no earlier than twelve months and no later than twenty-four months following such termination, and the Corporation or the Bank does not adopt any new account balance plans for a minimum of three years following the date of such termination, and the termination of the Plan is not proximate to a downturn in the financial health of the Corporation;

the Bank may distribute the Long-Term Incentive Benefits, determined as of the date of the termination of the Plan, in a lump sum.

20.            Beneficiary.  Each Participant shall have the right, at any time, to designate Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Participant participates.  A Participant shall designate his Beneficiary by completing and signing a beneficiary designation form and returning it to the Committee.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the beneficiary designation form and the Committee's rules and procedures, as in effect from time to time.  Upon the acceptance by the Committee of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last beneficiary designation form filed by the Participant and accepted by the Committee prior to his death. In the event of the death of a Participant without a designated Beneficiary, any benefits remaining to be paid under the Plan to such Participant shall be paid to the Participant’s estate in the same manner as such payments would have been paid to the Participant.

21.           No Funding.  Nothing contained in the Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation or the Bank and any Participant or any other person.  Amounts due under the Plan at any time and from time to time will be paid from the general funds of the Corporation or the Bank.  To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Corporation or the Bank.

22.           Indemnification of Committee.  No member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Awards made hereunder; and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation and the Bank in respect of any claim, loss, damage, or expenses (including counsel fees) arising therefrom to the full extent permitted by law or regulation, and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

           23.                Binding Effect.  The Plan shall inure to the benefit of the Participants hereunder and their respective estates and legal representatives, and it shall be binding on the successors of the Corporation and the Bank.

24.           Expenses of the Plan.  The expenses of administering the Plan will be proportionately borne by the Corporation and the Bank, based on the then-value of the Long-Term Incentive Benefits of the Participants who are Executives of the Corporation and Executives of the Bank, respectively.

25.           Governing Law.  The Plan will be construed in accordance with and governed by the laws of the State of Washington, except to the extent that such laws are preempted by Federal law.

26.           Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are  used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

27.           Headings.  Paragraph headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

28.           Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

29.           Rescissions.  Any modification to the terms of this Plan that would inadvertently result in an additional tax liability on the part of the Executive, shall have no effect to the extent the change in the terms of the Plan is rescinded by the earlier of a date before the right is exercised (if the change grants a discretionary right) and the last day of the calendar year during which such change occurred.

30.	Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A.

[CONTINUED ON NEXT PAGE]

The Corporation and the Bank have signed the Plan as of _________, __, 2008, but effective for all purposes as of ________________, 2008.

BANNER CORPORATION
By: __________________________
Title: _________________________

BANNER BANK

By: __________________________
Title: _________________________

Exhibit 10.2

Banner Corporation Long-Term Incentive Plan - Form of Repricing Agreement

BANNER CORPORATION
LONG-TERM INCENTIVE PLAN
REPRICING AGREEMENT

«Fullname»
«Street»
«City», «State»  «Zip»

Dear «Nickname»;

You are currently a participant (the “Participant”) in the Banner Corporation Long-Term Incentive Plan (the “Plan”) commonly referred to as the Phantom Stock Plan. Banner Corporation (“Banner”) and the Participant desire to reduce the hypothetical Grant Date value (as defined in the Plan) of the Participant’s Phantom Stock Account for purposes of determining the value of the Participant’s Long-Term Incentive Benefit.

The Original Grant Date was ___ and the hypothetical value of the Participant’s Phantom Stock Account on the original grant date was ___.

This amount was based on ___ shares of Phantom Stock with a value on the original Grant Date of $__/share.

The Phantom Stock has a repriced value of $__/share.  The value of the shares was determined on May 5, 2008, which gives a new hypothetical value of ___.

Banner and the Participant agree to abide by the terms of the Plan taking into account this repriced hypothetical value including, but not limited to, the deemed election provisions of Section 6 of the Plan regarding benefits.

BANNER CORPORATION

Date:_____________________________	By:_____________________________

PARTICIPANT

Date:_____________________________	Signature: ________________________

Exhibit 10.3

Supplemental Executive Retirement Agreement with Paul E. Folz

SUPPLEMENTAL EXECUTIVE RETIREMENTAGREEMENT

THIS SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the "Agreement"), is made and entered into as of the 1st day of January, 2008, by and between BANNER BANK (the "Bank"), a Washington-chartered commercial bank, and  Paul E. Folz, (the “Executive"), a senior management employee of the Bank.

RECITALS

The Executive is a senior management employee of the Bank, and as such has rendered and is expected to continue to render valuable services to the Bank. The Board of Directors of the Bank desires for the Bank to provide the Executive with supplemental retirement benefits in recognition of such services.

NOW, THEREFORE, the Bank and the Executive hereby mutually agree as follows:

Section 1.    Definitions.  When used herein, the words and phrases below shall have the meanings set forth, unless a different meaning is clearly required by the context. Masculine pronouns include feminine pronouns wherever used and vice versa.

“Affiliates” means any and all entities that are considered affiliated with an Employer within the meaning of Sections 414(b) and (c) of the Code.

"Board" means the Board of Directors of the Bank.

"Change in Control" means an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the stock of the Company pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an employee benefit plan maintained by the Company or any affiliate of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the board of directors of the Company changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period or (d) there occurs a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or a plan of partial or complete liquidation in which the Company is not the resulting entity.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means Banner Corporation, Inc., a Washington corporation.

"Disability" means any physical or mental injury or disease of a permanent nature which renders the Executive incapable of meeting the requirements of the employment or service performed by the Executive immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board of Directors in its sole and absolute discretion.

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"Final Average Compensation" means the average of the annual compensation of the Executive for the three (3) full calendar years within the final eight (8) full calendar years of his employment which will produce the highest average. For this purpose, the annual compensation of the Executive shall mean his total cash remuneration from the Bank, the Company or any affiliate of the Company (including, but not limited to, base salary, bonuses and other incentive compensation), plus the sum of: (i) any salary reduction amounts which the Executive elects to have contributed with respect to him to a qualified cash or deferred arrangement under Section 401(k) of the Code, to a cafeteria plan under Section 125 of the Code, or to any similar plan or arrangement and (ii) any amounts deferred by Executive under any deferred compensation plan or contract to which he is a party. Amounts described in (i) and (ii) shall be deemed received at the time the Executive would have received them but for the programs described in (i) and (ii).

"Retirement Date" means the effective date of Executive's Termination of Employment (other than upon a Termination for Cause) as an employee of the Bank, the Company or an Affiliate of the Company at or after attaining age 62 and upon the completion of at least six (6) Years of Service.

"Other Retirement Benefits" means the monthly benefits available to the Executive under any (i) retirement plan in which the Executive is a participant, which is qualified under Section 401(a) of the Code and which is maintained by the Bank, the Company or any affiliate of the Company and (ii) non-tax-qualified supplemental retirement plan, agreement or similar arrangement (other than this Agreement) which is maintained by the Bank, the Company or any affiliate of the Company for the benefit of the Executive or to which the Executive is a party. For purposes of determining the monthly Supplemental Benefit payable to the Executive under this Agreement, the monthly benefits available to the Executive as Other Retirement Benefits shall be (i) limited solely to those benefits which are attributable to contributions or accruals made by the Bank, the Company or any affiliate of the Company on behalf of the Executive and shall not include any benefits which are attributable to the Executive's own contributions, (ii) determined as if such benefits were payable to the Executive in the form of a twenty year annuity using a 7.5% earnings rate, and (iii) based on the value of the Executive's Other Retirement Benefits on the Executive's Retirement Date (without regard to whether the Executive is actually receiving such Other Retirement Benefits on such date).

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or other guidance of general applicability issued thereunder.

“Specified Employee” means a key employee (as defined in Code Section 416(i) without regard to paragraph 5 thereof) of the Bank or an Affiliate if any stock of the Bank or an Affiliate is publicly traded on an established securities market or otherwise, as determined under Section 409A, based on the twelve (12) month period ending each December 31 (the “identification period”).  If the Executive is determined to be a Specified Employee for an identification period, the Executive shall be treated as a Specified Employee for purposes of this Plan during the twelve (12) month period that begins on the first day of the fourth month following the close of the identification period.

"Spouse's Supplemental Benefit" means a benefit payable under Section 5 to the Executive's surviving spouse.

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"Supplemental Benefit" means the monthly benefit payable to the Executive under this Agreement.

"Termination for Cause" means Termination of Employment because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Executive and the Bank, the Company or any affiliate of the Company.

“Termination of Employment” means the severing of employment by the Executive with the Bank and its Affiliates (as defined in Section 409A), voluntarily or involuntarily, for any reason other than an authorized leave of absence.  Whether a Termination of Employment has occurred shall be determined in accordance with Section 409A (taking into account all special rules and presumptions provided for in the regulations under Section 409A), based on both the facts and circumstances surrounding the termination of the Executive’s employment and whether the Executive and the Bank reasonably anticipate that no further substantial services will be performed by the Executive for the Bank after a certain date (whether as an employee or independent contractor).

"Year of Service" means each twelve (12) month period of Executive's employment with the Bank, the Company or any Affiliate of the Company, beginning on Executive's hire date and determined without regard to hours of service during such period.

Section 2.    Termination of Employment on a Retirement Date.

(a)           Upon the Executive's Termination of Employment on a Retirement Date, the Executive shall receive a benefit equal to the sum of the (i) monthly amount payable from his Other Retirement Benefits and (ii) monthly Supplemental Benefit payable under this Agreement. The monthly amount of the Supplemental Benefit shall equal one-twelfth (1/12) of the product of four percent (4%) of the Executive's Final Average Compensation and the Executive's Years of Service subsequent to January 1, 2007. Notwithstanding anything in this Agreement to the contrary, the sum of the amounts set forth in clauses (i) and (ii) of this Section 2(a) (as determined in accordance with this Agreement as of the Executive's Retirement Date) shall not exceed the product of three percent (3%) times the Executive’s total Years of Service and the Executive's Final Average Compensation, and the Executive's monthly Supplemental Benefit shall be reduced to the extent necessary to comply with this limitation; provided, however, that nothing in this Agreement shall be construed or interpreted to require a reduction in the Executive's Other Retirement Benefits if the amount of such Other Retirement Benefits, determined without regard to any Supplemental Benefit payable under this Agreement, exceeds the product of three percent (3%) times the Executive’s total Years of Service and the Executive's Final Average Compensation.

(b)           Subject to Section 2(c), Section 6 and Section 7, payment of the Supplemental Benefit shall commence on the first day of the month next following the Executive's Retirement Date and continue monthly for the Executive's life, or, if applicable, as provided for in Section 5.

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(c)           If the Executive is a Specified Employee, then payments under this Section 2 shall be delayed until the first day of the month following the six-month anniversary of the Executive’s Termination of Employment.  Payments that are delayed to comply with the preceding sentence shall be paid in a lump sum with the first payment that is not limited by the preceding sentence.

Section 3.    Termination of Employment Prior to a Retirement Date.

(a)           Except as provided in this Section 3(a), in the event of the Executive’s Termination of Employment prior to a Retirement Date, other than by reason of his death, Disability or on or after the effective date of a Change in Control, no Supplemental Benefit shall be payable to the Executive.  In the event of the Executive's Termination of Employment prior to a Retirement Date other than by reason of his death, Disability or on or after the effective date of a Change in Control, if the Executive has been credited with at least six (6)Years of Service as of the date of his Termination of Employment, then the Executive shall receive a Supplemental Benefit determined in accordance with and payable under Section 2, except in no event will the payments be made prior to the executive attaining 62 years of age and, if applicable, the payment shall be subject to the delayed distribution requirements of Section 2(c).

(b)    In the event of the Executive's Termination of Employment prior to a Retirement Date by reason of his Disability, the Executive (or, if applicable, his surviving spouse), shall receive a Supplemental Benefit in an amount determined in accordance with and payable under Section 2 as if the Executive's Retirement Date had occurred on the date immediately preceding his Termination of Employment (without regard to whether the Executive satisfied the otherwise applicable minimum age and service requirements as of such date).

(c)    In the event of the Executive's Termination of Employment prior to a Retirement Date by reason of his death, the Executive's surviving spouse shall receive a Spouse's Supplemental Benefit in an amount determined under Section 5.

Section 4.    Termination of Employment On or After the Effective Date of a Change in Control.   In the event of the Executive's involuntary Termination of Employment on or after the effective date of a Change in Control, the date of the Executive’s Termination of Employment shall be treated as the Executive's Retirement Date (without regard to whether the Executive satisfied the otherwise applicable minimum age and service requirements in the definition of “Retirement Date” as of such date).  The Executive shall be entitled to receive a Supplemental Benefit as determined either in accordance with Section 2(a) if at the time of his Termination of Employment the Executive had attained his Retirement Date (without regard to the preceding sentence), or in accordance with Section 3(a) if at the time of his Termination Date he had not attained his Retirement Date but had satisfied the requirements for a benefit under Section 3(a).  The Executive’s benefit under this Section 4 shall be paid as provided in Section 2(b) or 2(c) as applicable.  In no event, however, will the payment be made prior to the Executive attaining 62 years of age.

Section 5.    Spouse's Supplemental Benefit.

(a)    In the event of the Executive's death following his Retirement Date, if the Executive is married on the date of his death, his surviving spouse shall be entitled to a Spouse's

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Supplemental Benefit, payable for life, equal to fifty percent (50%) of the monthly amount of the Supplemental Benefit payable to the Executive prior to his death.

(b)    In the event of the Executive's death while actively employed by the Bank, the Company or an affiliate of the Company, if the Executive is married on his date of death, his surviving spouse shall receive a Spouse's Supplemental Benefit equal to fifty percent (50%) of the amount the Executive would have received as a Supplemental Benefit if his Retirement Date had occurred on the date immediately preceding his death (without regard to whether the Executive satisfied the otherwise applicable minimum age and service requirements on such date).

(c)    The monthly amount of the Spouse's Supplemental Benefit shall be payable on the first day of each calendar month following the death of the Executive and preceding the death of such spouse.

(d)    Notwithstanding any provision of this Agreement to the contrary, in the event that both the Executive and his spouse (if any) die after a Retirement Date but before the date on which the Executive would have attained age 85, their designated beneficiary (or the estate of the last to die if no beneficiary has been designated) shall receive a lump sum death benefit (the "Death Benefit"). The Death Benefit shall be equal to the product of (i) fifty percent (50%) of the annual amount of the Supplemental Benefit payable to the Executive, and (ii) the difference between 85 and the age that the Executive attained (or would have attained) as of the later of the date on which he died or the date on which his spouse died.

(e)           Notwithstanding any provision of this Agreement to the contrary, if the Executive (or a trust created by the Executive) is a party to a split dollar life insurance agreement with the Bank which is in effect on his date of death, the benefits payable to the Executive's designated beneficiaries) under such agreement shall reduce dollar-for-dollar the amount otherwise payable to the Executive's surviving spouse (or, for purposes of Section 5(d), the Executive's beneficiary or estate) under Section 5 of this Agreement (but only to the extent that such life insurance benefits exceed $250,000). For purposes of determining the applicable reduction, the benefits payable under this Agreement shall be calculated as an actuarially equivalent lump sum amount determined by reference to reasonable actuarial factors consistent with the requirements of Section 417(e) of the Code.

Section 6.    Termination for Cause.   Notwithstanding any provision of this Agreement to the contrary, no Supplemental Benefit or Spouse's Supplemental Benefit shall be payable hereunder in the event of the Executive's Termination for Cause.

Section 7.    Miscellaneous.

(a)           The Supplemental Benefit shall terminate and cease to be paid to the Executive (and rights to the Spouse's Supplemental Benefit shall terminate) if he shall disclose material confidential information or trade secrets concerning the Bank or any of it subsidiaries without the Bank's consent, or shall engage in any activity that is materially damaging to the Bank including, but not limited to, engaging in competitive employment during the three-year period beginning on his Retirement Date or during the two-year period beginning on the date of the Executive’s involuntary Termination of Employment on or after the effective date of a Change of Control.

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The Executive shall be deemed to engage in competitive employment if he shall render services as an owner, employee, officer, director, consultant or otherwise, for any bank, savings and loan association, credit union or similar thrift or, savings bank or financial institution headquartered within the states of Washington, Oregon or Idaho.  Further, the Executive shall be deemed to engage in competitive employment if he participates in any way in the hiring or otherwise engaging, or assisting any other entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, for service in any location in which the Bank or any affiliate of the Company operates a full-service branch office, any individual who was employed by the Bank or any affiliate of the Company as of his Retirement Date, unless such individual has been separated from service to the Bank or affiliate for a minimum of one year or has been involuntarily terminated by the Bank or affiliate.

(b)    Nothing in this Agreement shall be construed as giving the Executive the right to be retained in the employ of the Bank or any subsidiary of the Bank at all or for any specified period in any particular position, or any right to any payment whatsoever except to the extent provided for by this Agreement.

(c)    Notwithstanding any other provisions hereof if any person entitled to receive payments hereunder (the "recipient") shall be physically or mentally or legally incapable of receiving or acknowledging receipt of such payment, the Bank, upon the receipt of satisfactory evidence that another person or institution is maintaining the recipient and that no guardian or committee has been appointed for the recipient, may cause such payment to be made to such person or institution so maintaining the recipient.

(d)    Nothing in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or shall be construed as creating a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any other person. Any amounts which are or may be set aside hereunder shall continue for all purposes to be a part of the general funds of the Bank, and no person other than the Bank, shall, by virtue of the provisions of this Agreement, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

(e)    The benefits payable under this Agreement may not be assigned by the Executive or any other person nor anticipated in any way.

(f)     This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns.

(g)    This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, to the extent not preempted by applicable federal law.

(h)    All notices hereunder shall be in writing and deemed properly given if delivered by hand and receipted or if mailed by registered mail, return receipt requested. Notices to the Bank shall be directed to the Secretary of the Bank. Notices to the Executive shall be directed to his last known address. Notice may not be provided by e-mail.

(i)     This Agreement shall be binding upon the Executive, the Bank and their successors and assigns.

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Section 8.    Administration.

(a)           This Agreement shall be administered by the Board of Directors. The Board of Directors shall interpret this Agreement, establish regulations to further the purposes of this Agreement and take any other action necessary to the proper operation of this Agreement. Prior to paying any benefit under this Agreement, the Board of Directors may require the Executive or his spouse to provide such information or material as the Bank, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Agreement. The Board of Directors shall have authority to cease payments under this paragraph (a), and the determination of the Board of Directors shall be final and conclusive. Upon the request of the Executive, the Board of Directors may grant an advance opinion as to whether a proposed activity would violate the provisions of this paragraph (a).

(b)           If for any reason a benefit payable under this Agreement is not paid when due, the Executive or his spouse may file a written claim with the Board of Directors. If the claim is denied or no response is received within forty-five (45) days after the date on which the claim was filed with the Board of Directors (in which case the claim will be deemed to have been denied), the Executive or his spouse may appeal the denial to the Board of Directors within sixty (60) days of receipt of written notification of the denial or the end of the forty-five day period, whichever occurs first. In pursuing an appeal, the Executive or his spouse may request that the Board of Directors review the denial, may review pertinent documents, and may submit issues and documents in writing to the Board of Directors. A decision on appeal will be made within thirty (30) days after the appeal is made, unless special circumstances require the Board of Directors to extend the period for another thirty (30) days.

(c)    The Board of Directors may appoint one or more persons to act as administrator and delegate its administrative responsibilities to such administrator.

(d)    It is acknowledged by the Bank that the procedures set forth in Section 8(b) are not the exclusive remedy available to the Executive or his beneficiaries in the event of a dispute over the interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Bank; by its duly authorized officers and by the Executive as of the day and year first above stated.

BANNER BANK
By:

____________________________
____________________________
Executive

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